Exhibit 99.1

Estrella Immunopharma Announces Activation of Additional Site for Phase I/II STARLIGHT-1 Trial in B-cell Non-Hodgkin’s Lymphoma

Emeryville, California, June 5, 2025 – Estrella Immunopharma, Inc. (NASDAQ: ESLA) (“Estrella” or the “Company”), a clinical stage biopharmaceutical company developing CD19 and CD22-targeted ARTEMIS® T-cell therapies to treat cancer and autoimmune diseases, today announced the activation of a second clinical site for its ongoing STARLIGHT-1 Phase I/II clinical trial evaluating EB103, a CD19-Redirected ARTEMIS® T-cell therapy, in patients with relapsed or refractory B-cell non-Hodgkin’s lymphoma (NHL). The new site, Baylor Research Institute d/b/a Baylor Scott & White Research Institute in Dallas, Texas, is now open for patient enrollment.

“Partnering with Baylor Research Institute, a nationally recognized medical institution, represents a key step forward in broadening the reach of our STARLIGHT-1 trial,” said Cheng Liu, Chief Executive Officer of Estrella. “The expansion of our clinical footprint will help accelerate development and increase patient access to EB103, while we remain focused on our mission to deliver safer, more effective treatments for patients with advanced NHL.”

The Phase I/II clinical trial for EB103 is an open-label, dose escalation, multi-center, Phase I/II clinical trial to assess the safety of EB103 autologous T-cell therapy and to determine the Recommended Phase II Dose (RP2D) in adult subjects (≥ 18 years of age) who have relapsed/refractory (R/R) B-cell NHL. The study includes a dose escalation phase followed by an expansion phase. Further details of the trial can be found at www.clinicaltrials.gov under NCT identifier: NCT06343311.

About EB103

EB103, a T-cell therapy, also referred to as Estrella’s “CD19-Redirected ARTEMIS® T-Cell Therapy,” utilizes ARTEMIS® technology licensed from Eureka Therapeutics, Inc. (“Eureka”), Estrella’s parent company. Unlike a traditional CAR-T cell, the unique design of an ARTEMIS® T-Cell, like EB103 T-cell, allows it to be activated and regulated upon engagement with cancer targets that use a cellular mechanism more closely resembling the one from an endogenous T-cell receptor. Once infused, EB103 T-cells seek out CD19-positive cancer cells, bind to these cells, and destroy them.

About Estrella Immunopharma

Estrella is a clinical-stage biopharmaceutical company developing CD19 and CD22-targeted ARTEMIS® T-cell therapies to treat cancers and autoimmune diseases. Estrella’s mission is to harness the evolutionary power of the human immune system to transform the lives of patients fighting cancer and other diseases. To accomplish this mission, Estrella’s lead product candidate, EB103, utilizes Eureka’s ARTEMIS® technology to target CD19, a protein expressed on the surface of almost all B-cell leukemias and lymphomas. Estrella is also developing EB104, which also utilizes Eureka’s ARTEMIS® technology to target not only CD19, but also CD22, a protein that, like CD19, is expressed on the surface of most B-cell malignancies.

For more information about Estrella, please visit www.estrellabio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including but not limited to those regarding the potential benefits and therapeutic advantages of EB103 and ARTEMIS® T-cell therapy, the anticipated progress and milestones of the STARLIGHT-1 Phase I/II clinical trial, and the future development plans for EB103, are based on our management’s current expectations, estimates, forecasts, and projections about the industry and markets in which we operate and our management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors that could cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Investor Relations

Estrella Immunopharma, Inc.

IR@estrellabio.com